Exhibit 10.14

LOAN AGREEMENT

Borrower (Party A)： SMARTEN TECHNOLOGY CO.,LTD

Lender (Party B) ：ZHONGNIAN TECHNOLOGY(BEIJING)CO.,LTD

Party A and B agree to borrow money on the principle of equality, voluntariness and honesty.This loan agreement is specially concluded for both parties to abide by.

I. Loan amount, loan interest rate and term

Both parties agreed through negotiation that Party B shall lend a total of RMB 100000 (say total:RMB 0ne Hundred Thousand Yuan Only. ) to Party A in cash.

Loan interest rate 20%

The loan term of this agreement is from August 5, 2020 to February 4, 2021.(if Party B fails to pay the loan to Party A before August 5, 2020, the starting date of the loan term shall be calculated according to the actual payment date of Party B)

II. Usage of loan

Party A will use the borrowed funds to supplement working capital.

Party A’s account information:

Beneficiary bank： Longxiang Sub Branch,Shenzhen,Agricultural Bank of China

Beneficiary name： SMARTEN TECHNOLOGY CO.,LTD

Beneficiary account No. ： 41024200040023259

III. Repayment method

1. After consensus, both parties choose the following repayment methods: Upon expiration of the loan term in this agreement, Party A will repay the loan in a lump sum.

2. Party B designates the following bank accounts as receiving accounts and guarantees that they are true and valid. Within seven working days before the expiration of the loan period, Party A will remit the loan under this agreement to the account.

Beneficiary bank： Oriental Plaza Sub-branch,Beijing,China Merchants Bank

Beneficiary name： ZHONGNIAN TECHNOLOGY(BEIJING)CO.,LTD

Beneficiary account No.： 110940132010901

3. In case of prepayment, Party A shall notify Party B one working day in advance.

IV. Party A’s guarantees

Repayment date: before February 4, 2021

Repayment amount: RMB 110,000 yuan (say total:RMB One Hundred and ten thousand yuan).

100,000+(100,000*20%)/2=110,000

1. Party A is a company established in accordance with the laws of the people’s Republic of China, has the capacity for civil rights and conduct necessary for signing and performing this agreement, and can independently bear civil liabilities.

2. All documents and statements related to the loan provided by Party A are legal, true, accurate and complete.

3. Party A guarantees that this loan agreement will not become invalid due to the change of the legal representative or the company’s shareholders, will not be subject to any fraud, and is an irrevocable, irrevocable and unconditional guarantee to be cashed on demand certificate with permanent legal effect. After the maturity of the borrowed funds, if Party B fails to fulfill its commitment, maliciously evades or deliberately delays the repayment, it is willing to accept the following treatment: Party B can directly bring a lawsuit to the court to recover from our company by virtue of this loan agreement, and we unconditionally waive all defenses and counterclaims. Party B may freeze the bank account of our company according to law by virtue of this loan agreement; The loan agreement is converted into an IOU owed by us to Party B; Recover the cashed amount and charge interest according to the loan interest rate; All expenses incurred during the recourse period shall be borne by our company.

V. Party A’s Obligations

1. Party A shall pay off the loan principal in accordance with the agreement.

2. During the loan period, in case of any major change in Party A’s business decision (including but not limited to share conversion, reorganization, merger, division, joint venture, cooperation, change of business scope and registered capital, etc.) that may affect Party B’s rights and interests, Party A shall notify Party B in writing at least seven working days in advance, and implement the loan repayment responsibility or pay off in advance.

3. Without the written consent of Party B, Party A shall not transfer or disguise the debt liability of this agreement in any way.

4. In case of major events affecting Party A’s ability to perform the agreement, including but not limited to major economic disputes, suspension of business, closure of business, declaration of bankruptcy, dissolution, revocation of business license, revocation, deterioration of financial situation, etc., Party A shall immediately notify Party B in writing.

5. During the loan period, if Party A changes the legal person’s name, legal representative, domicile, telephone, fax, etc., Party A shall notify Party B in writing within seven working days after the change.

VI. Party B’s obligations

1. Party B shall lend funds to Party A in full and on time in accordance with the agreement.

2. Party B shall keep confidential the business secrets of Party A and the materials, data and other information required to be kept confidential by Party A in the process of negotiation, conclusion and performance of this agreement.

VII. liability for breach of contract

1. After this agreement takes effect, if Party A fails to perform its obligations in accordance with the agreement, it shall bear the corresponding liability for breach of contract. Party A shall be responsible for the relevant taxes (value- added tax, enterprise income tax, surtax, etc.) incurred by Party B due to Party A’s failure to repay the loan on schedule.

2. In case of any of the following circumstances, Party B shall have the right to require Party A to repay the loan and other expenses immediately, and the date on which Party B requires Party A to repay the above amount shall be the date of expiration of the loan term of this agreement.

(1) Party A fails to repay the loan on schedule and fails to repay it after being urged by Party B;

(2) Party A’s business is closed, declared bankrupt, dissolved, its business license is revoked, revoked, involving major economic disputes, deterioration of financial situation, etc;

(3) Party A has a major event that endangers, damages or may endanger or damage Party B’s rights and interests.

This agreement is made in duplicate, with each party holding one copy. It will come into force after signing and sealing. Other matters not covered shall be decided by both parties through negotiation.

Party A： SMARTEN TECHNOLOGY CO.,LTD	(stamp)
Unified social credit code： 914403003194288778
Legal person (or agent) signature：/s/
Address：
Tel：

Party B： ZHONGNIAN TECHNOLOGY(BEIJING)CO.,LTD	(stamp)
Unified social credit code：
Legal person (or agent) signature：/s/
Address：
Tel：

Debt Extension Agreement

PARTY A : SMARTEN TECHNOLOGY CO.,LTD

ADD : Rm 5013,No.57 Guangda Road,Banan Community,Yuanshan Street,Longgang District,Shenzhen City

Unified social credit code： 914403003194288778

PARTY B : Nianxu Zeng

1. This agreement is the deferred repayment agreement of the debt assignment agreement signed on December 31, 2020.

2. Reasons for extension

Due to the impact of the epidemic, Party A has difficulty in working capital and cannot repay the loan on schedule.

3. The original loan amount and the original loan interest rate

Original outstanding amount: RMB687,486.34

Include the principal amount: RMB600,000.00

Accrued Interest: RMB87,486.34

4. Amount of loan to be extended, period and interest rate

Amount of deferred arrears: 687,486.34

Interest rate of deferred arrears: 20% annually

5. Extension period: 2021.01.01-2021.6.30

6. Total payment amount when extension due: RMB755,669.92

7. During the extension period, Party A can repay all or part of the arrears in advance according to the actual situation, and the part repaid in advance will not pay interest.

8. During the extension period, Party A shall take the initiative to repay the arrears. If Party A fails to repay the arrears on time, Party B requires Party A to bear the liability for breach of contract within the scope of the principal and interest of Party A’s outstanding creditor’s rights.

9. This agreement is made in duplicate, with each party holding one copy.

It will come into force after being signed and sealed by both parties. Other matters not covered herein shall be decided by both parties through negotiation.

PARTY A : SMARTEN	PARTY B : Nianxu Zeng
TECHNOLOGY CO.,LTD

(stamp)	/s/ Nianxu Zeng
2020.12.31	2020.12.31

DEBT ASSIGNMENT AGREEMENT

Party A (transferor): ZHONGNIAN TECHNOLOGY (BEIJING) CO.,LTD

Party B (transferee): ZENG NIANXU

Party C (debtor): SMARTEN TECHNOLOGY CO.,LTD

In order to properly resolve the debt issue, Party A, Party B and Party C, through friendly negotiation, have reached the following agreement on assignment of creditor’s rights in accordance with the law, and shall abide by all parties:

1. Party A, Party B and Party C agreed and confirmed: As of December 31, 2020, Party C has borrowed from Party A with a total principal and interest of RMB 687,486.34. Interest will be calculated based on the original contract interest rate from January 1, 2021.

2. Both Party A and Party B agree that from January 1, 2021, Party A will have a total of RMB 687,486.34 of the creditor’s rights to Party C and transfer all subsequent interests to Party B, and Party B will directly claim the creditor’s rights against Party C according to this agreement.

3. Representations, warranties, and commitments:

1. Party A undertakes and guarantees that: it has the right to implement the transfer of creditor’s rights under this agreement and can independently assume civil liability; the creditor’s rights transferred are legal and valid creditor’s rights.

2. Party B undertakes and guarantees that: it has the right to accept the assignment of the creditor’s rights under this agreement and can independently assume civil liability; the assignment of the creditor’s rights under this agreement is a voluntary act.

3. Party C undertakes and guarantees that it is legally established and validly existing; that it is voluntary and capable of repaying the above-mentioned debts to Party B in accordance with this agreement.

4. After this agreement takes effect, Party B shall not claim any more claims against Party A.

5. If this agreement is invalid or revoked, Party A will continue to perform its obligations in accordance with the original contract and other legal documents.

6. All parties agree that if one party violates its representations, warranties, commitments or any other obligations in this agreement, causing the other party to suffer or suffer damages, losses, claims, etc., the breaching party shall make full compensation from the other party.

7. This agreement will take effect after being signed by the three parties and stamped by both parties A and C.

8. Matters not covered in this agreement shall be handled in accordance with relevant national laws, regulations and rules.

9. This agreement is made in triplicate, each party A, B and C hold one copy, which has the same legal effect.

Party A: (stamp)

Party B: /s/ Nianxu Zeng

Party C: (Stamp)

Debt Extension Agreement

PARTY A : SMARTEN TECHNOLOGY CO.,LTD

ADD : Rm 5013,No.57 Guangda Road,Banan Community,Yuanshan Street,Longgang District,Shenzhen City

Unified social credit code：	914403003194288778

PARTY B : Nianxu Zeng

1. This agreement is the deferred repayment agreement of the debt extension agreement signed on December 31, 2020.

2. Reasons for extension

Due to the impact of the epidemic, Party A has difficulty in working capital and cannot repay the loan on schedule.

3. The original loan amount and the original loan interest rate

Original outstanding amount: RMB755,669.92

Include the principal amount: RMB687,486.34

Accrued Interest: RMB68,183.58

4. Amount of loan to be extended, period and interest rate

Amount of deferred arrears: RMB755,669.92

Interest rate of deferred arrears: 20% annually

5. Extension period: 2021.07.01-2021.12.31

6. Total payment amount when extension due: RMB831,858.01

7. During the extension period, Party A can repay all or part of the arrears in advance according to the actual situation, and the part repaid in advance will not pay interest.

8. During the extension period, Party A shall take the initiative to repay the arrears. If Party A fails to repay the arrears on time, Party B requires Party A to bear the liability for breach of contract within the scope of the principal and interest of Party A’s outstanding creditor’s rights.

9. This agreement is made in duplicate, with each party holding one copy.

It will come into force after being signed and sealed by both parties. Other matters not covered herein shall be decided by both parties through negotiation.

PARTY A : SMARTEN	PARTY B : Nianxu Zeng
TECHNOLOGY CO.,LTD

(stamp)	/s/ Nianxu Zeng
2021.6.30	2021.6.30

Debt Extension Agreement

PARTY A : SMARTEN TECHNOLOGY CO.,LTD

ADD : Rm 5013,No.57 Guangda Road,Banan Community,Yuanshan Street,Longgang District,Shenzhen City

Unified social credit code：	914403003194288778

PARTY B : Nianxu Zeng

1. This agreement is the deferred repayment agreement of the debt deferred repayment agreement signed on June 30, 2021

2. Reasons for extension

Due to the impact of the epidemic, Party A has difficulty in working capital and cannot repay the loan on schedule.

3. The original loan amount and the original loan interest rate

Original outstanding amount: RMB 831,858.01

Include the principal amount: RMB755,669.92

Accrued Interest: RMB76,188.09.

4. Amount of loan to be extended, period and interest rate

Amount of deferred arrears: RMB 831,858.01

Interest rate of deferred arrears: 20% annually

5. Extension period: 2022.01.01-2022.12.31

6. Total payment amount when extension due: RMB998,229.61

7. During the extension period, Party A can repay all or part of the arrears in advance according to the actual situation, and the part repaid in advance will not pay interest

8. During the extension period, Party A shall take the initiative to repay the arrears. If Party A fails to repay the arrears on time, Party B requires Party A to bear the liability for breach of contract within the scope of the principal and interest of Party A’s outstanding creditor’s rights

9. This agreement is made in duplicate, with each party holding one copy.

It will come into force after being signed and sealed by both parties. Other matters not covered herein shall be decided by both parties through negotiation.

PARTY A : SMARTEN	PARTY B : Nianxu Zeng
TECHNOLOGY CO.,LTD

(stamp)	/s/ Nianxu Zeng

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